[ Letterhead of Better Biodiesel, Inc]

December 17, 2007

Via email:
GeoAlgae Technology, Inc.
Attn: Ronald D. Lewis

Re:	Letter of Intent for the Share Exchange Agreement between Better Biodiesel, Inc., and GeoAlgae Technology, Inc.

Dear Mr. Lewis:

This letter of intent (the “LOI”) dated December 17, 2007 will confirm the general terms upon which Better Biodiesel, Inc., a Colorado corporation (“Better Biodiesel”), and GeoAlgae Technology, Inc., a Wyoming corporation (“GAT”), will enter into a share exchange agreement (the “Agreement” or “Share Exchange”) whereby 3,300,000 shares of common stock of Better Biodiesel and Better Biodiesel’s best efforts commitment to facilitate capital financing (to be definitively stated in the Agreement) shall be exchanged for 100% of the common stock of GAT (the “GAT Shares”).  Upon the development, execution and closing of a definitive Share Exchange, which shall occur on or prior to December 27, 2007, GAT will exist as a wholly owned subsidiary of Better Biodiesel  (the “Closing”), in the manner described below.

We propose that the Agreement be negotiated and executed by our respective Boards of Directors and Managers and that the Agreement contains the following general terms and conditions.

A.           The Exchange.

(i)           GAT, at Closing, shall deliver the GAT Shares, subject to customary due diligence, in exchange for the consideration (the “Consideration”)(to be definitively stated in the Agreement):

                (a)  3,300,000 shares of common stock of Better Biodiesel (the collectively the “Better Biodiesel Shares”).  Any and all Better Biodiesel common stock issued pursuant to the Agreement shall be restricted for a period of up to two years, pursuant to Rule 144 of the Securities Act of 1933.  The Better Biodiesel Shares  shall have “piggy-back” registration rights to be included on the next registration statement, excepting registrations on Form S-4 or Form S-8 or on any subject to the right, however, of Better Biodiesel and its underwriters to reduce the number of shares proposed to be registered pro rata in view of market conditions or legal considerations, pursuant to Rule 415 of the Securities Act, which may limit the total number of shares included on a Registration Statement to 30% of the then issued and outstanding common stock of the Company;

                (b)  Better Biodiesel’s commitment to make 6,700,000 shares available as additional compensation, issuable subject to following performance based criteria (“BBDS Performance Shares”):

(1)
80% of GAT’s contribution to Better Biodiesel’s EBITDA arising from GAT’s algae biofuel technology-for feedstock growth and/or fuel production based revenue shall be paid in BBDS Performance Shares at a value of $1.00 per share (i.e.> a $1,200,000 contribution to Better Biodiesel’s EBIDTA would result in the issuance of 960,000 BBDS Performance Shares”); and

(2)
20% of GAT's contribution to Better Biodiesel's EBITDA arising from GAT’s acquisition of existing oil and fuel distributor based revenue shall be paid in BBDS Performance Shares at a value of $1.00 per share (i.e.> a $1,200,000 contribution to Better Biodiesel’s EBIDTA would result in the issuance of 240,000 BBDS Performance Shares”);

                (c)  Better Biodiesel's best efforts commitment to facilitate capital financing the continuing development of GAT's geo-energy and feedstock - biofuel technology during the 12 months following the Closing of the Share Exchange based on GAT's business plan (the disbursement of which funds shall be detailed in the Share Exchange based upon GAT's business plan, and recommendation and approval of the Board of Directors);

                (d)  Better Biodiesel’s best efforts commitment to facilitate capital financing of the continuing development of GAT’s biofuel fuel production and distribution business during the 12 months following the Closing of the Share Exchange (the disbursement of which funds shall be detailed in the Share Exchange based upon GAT’s business plan, the recommendation of Better Biodiesel’s management, and subject to the approval of Better Biodiesel’s Board of Directors); and

                (e)  Better Biodiesel’s agreement to appoint the Chief Executive Officer of GAT as the Chief Executive Officer of Better Biodiesel and to enter into an employment contract with such Chief Executive Officer providing:

(1)	an annual salary of $100,000 for the 12 months following the Closing of the Share Exchange, to be distributed as designated in Better Biodiesel’s employment contract with the Chief Executive Officer;

(2)	performance based bonuses of common stock or common stock equivalents of Better Biodiesel as a portion of the shares distributed under the terms in A(i)(a)(b) as per his agreement with GAT; and

(3)	A defined expense budget to provide for Company related phone, accommodation, and travel expenses; and

(ii)          The Share Exchange is intended to be a tax-free reorganization under Section 368 of the Internal Revenue Code and the parties hereto shall use their best efforts in the structuring and carrying forth of the Share Exchange in order to maintain tax free treatment of the transaction.

B.           Agreement.

The Agreement shall include, contain or provide the following:

(i)           Representations and Warranties. The Agreement shall contain the customary and usual representations and warranties by the parties.  The principal executive officer of each of the parties shall certify these representations and warranties “to the best of his personal knowledge and information.”

(ii)           Financial and Other Information.

              (a)     The examination and inspection of the books and records of each of the parties prior to Closing; the delivery no later than at Closing of customary schedules listing GAT’s material contracts; real and personal property; pending, threatened and contemplated legal proceedings; employees; assets and liabilities, including contingencies and commitments; and other information reasonably requested;

                 (b)     Not later than December 30, 2007 Better Biodiesel shall provide financial statements to GAT at least as complete and comprehensive as financial statements to be provided by GAT under (ii)(c)(I) and (ii)(c)(II).  GAT acknowledges that Better Biodiesel’s Form 10-KSB for the fiscal year ended September 30, 2007, will be filed not later than December 31, 2007, unless otherwise extended, pursuant to Rule 12(b)-25(b) of the 1934 Exchange Act, to January 14, 2008;

                        (c)     GAT shall provide financial statements consisting of a balance sheet and a related statements of income and cash flow for (I) the prior two (2) fiscal years, (II) for the quarters subsequent to the most recent fiscal year and (III) for the period subsequent to the most recent quarter if material changes have occurred (the “Financial Statements”), which fairly represent the financial condition of GAT as of the respective dates and for the periods involved, and such statements shall be prepared in accordance with generally accepted accounting principles consistently applied, on Closing, for such period or for such periods as shall be set forth in the Agreement.  In the event that GAT does not have these Financial Statements readily available at Closing, GAT shall provide a written representation of GAT’s ability to produce the Financial Statements in auditable form within forty-five (45) days following the Closing; and

                 (d)     The Financial Statements of GAT shall state zero dollars (-$0-) of debt-related liabilities.

(iii) Expenses.  Better Biodiesel and GAT shall bear their own expenses prior to the Closing.

(iv) Conduct of Business prior to Closing. Until consummation or termination of an Agreement, GAT will conduct business only in the ordinary course and the assets of GAT shall not be sold or disposed of except in the ordinary course of business.

(v) Appointment of Managers.  Immediately upon Closing, Better Biodiesel shall appoint GAT’s designated management team.

     (vi) Appointment to the Board of Directors.  Better Biodiesel shall appoint two (2) GAT designees to the board of directors, the first upon Closing, and the second within 90 days of Closing (but in no event earlier than 45 days following Closing, pursuant to Rule 14(f) of the 1934 Exchange Act;

(vii)           Prior to December 30, 2007, Better Biodiesel shall obtain shareholder approval and effect the necessary regulatory filings for the corporate name change of Better Biodiesel to a corporate name to be agreed to by Better Biodiesel and GAT

(viii)           Miscellaneous Provisions.

                (a)    Better Biodiesel and GAT shall have received all permits, authorizations, regulatory approvals and third party consents necessary for the consummation of the change of domicile and/or the Closing of the Agreement, and all applicable legal requirements shall have been satisfied.

                (b)    The Agreement shall be negotiated and executed as soon as the parties have arrived at and acceptable definitive Agreement, and Better Biodiesel shall instruct its legal counsel to immediately prepare all necessary documentation to facilitate negotiations upon the execution of this LOI.

                (c)    The Board of Directors of Better Biodiesel and the managers of GAT and the requisite majority of the stock holders and members required under applicable law shall have approved the Agreement.

                (d)    All notices or other information deemed required or necessary to be given to any of the parties shall be given at the following addresses:

                        Better Biodiesel

                        Better Biodiesel, Inc.
                        c/o The Otto Law Group, PLLC
                        601 Union Street, Suite 4500
                        Seattle, WA 98101

                        GAT

                        Attn: Ronald D. Lewis
                        ______________________
                        ______________________
                        ______________________

                        With a copy to:

                        _____________________
                        _____________________
                        _____________________
                        _____________________

                (e)     Any finder’s fee or similar payment with respect to the Agreement shall be paid by the party or parties agreeing to such fee or payment.

                (f)     An Agreement shall contain customary and usual indemnification and hold harmless provisions.

                (g)     The transactions which are contemplated herein, to the extent permitted, shall be governed by and construed in accordance with the laws of the State of California.  This provision shall not and does not, in any manner, control or imply any issues that may arise regarding venue of a court of law.

                (h)     Each party and its agents, attorneys and representatives shall have full and free access to the property, books and records of the other party (the confidentiality of which the investigating party agrees to retain) for purposes of conducting due diligence.

                (i)     The substance of any public announcement with respect to the exchange, other than notices required by law, shall be approved in advance by all parties or their duly authorized representatives.

        (j)     Until the earlier of the Closing or the termination of negotiations pursuant to this LOI, GAT agrees that it will not, nor will it permit any of its respective representatives or agents to, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any information to, any third persons or parties relating to any transaction the completion of which would likely make the negotiation and execution of a Definitive Agreement or any related transaction impractical to complete.

C.           Counterparts.

This LOI may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute one agreement.

D.           Confidentiality.

As used in this LOI, “Confidential Information” means all nonpublic information disclosed by the one party or its agents to the other that is designated as confidential or that, given the nature of the information or the circumstances surrounding its disclosure, reasonably should be considered as confidential.  Confidential Information includes, without limitation (i) nonpublic information relating to the party’s technology, customers, business plans, promotional and marketing activities, finances and other business affairs, and (ii) third-party information that the party is obligated to keep confidential.

The parties may use Confidential Information only in connection with its business relationship with the other party.  Except as expressly provided in this LOI, the parties hereto agree not to disclose Confidential Information to anyone without the other party’s prior written consent.  Each party will take all reasonable measures to avoid disclosure, dissemination or unauthorized use of Confidential Information, including, at a minimum, those measures it takes to protect its own confidential information of a similar nature.

E.           Non-solicitation, Non-circumvention, Exclusivity.

GAT agrees not to solicit or otherwise seek other persons or entities for the purpose of entering into a corporate transaction or joint venture that would likely make the negotiation and execution of the Share Exchange or any related transaction impractical to complete for the period commencing upon mutual execution of this LOI and ending upon the earlier of December 30, 2007 or the good faith termination of this LOI (the “Exclusivity Period”).   During the Exclusive Period, GAT also agrees not to solicit or participate in any discussions or negotiations for any merger or other form of business combination or other type of investment other than the Share Exchange contemplated by this LOI.  If GAT receives an unsolicited offer on more favorable terms, GAT will immediately notify Better Biodiesel and the GAT board of directors may consider the offer in accordance with their fiduciary duties to shareholders.

F.           Nature of this Letter of Intent.

This Letter of Intent merely evidences the intention of the parties hereto to use their best efforts to negotiate in good faith and enter into a binding Share Exchange Agreement, which shall be the controlling agreement thereafter.  If the parties, despite their best efforts and good faith, are unable to negotiate and enter a binding Share Exchange Agreement, Section D, above, shall survive the termination of this LOI, and each of the parties agrees to hold the others harmless for any attorney’s fees, accountant’s fees, expenses or other damages which may be incurred by their good faith failure to consummate the Share Exchange Agreement.

If the foregoing correctly sets forth the substance of the understanding of the parties, please execute this LOI in duplicate. Retain one copy for your records and return one to David M. Otto, The Otto Law Group, PLLC, 601 Union St., Suite 4500, Seattle, Washington 98101.

Agreed and accepted as of the date first written above.

Better Biodiesel, Inc.

/s/ David Otto

By:  David M. Otto
Its:   Director

GeoAlgae Technology, Inc.

/s/ Ronald Lewis

By:  Ronald D. Lewis
Its:  Chairman of the Board of Directors